CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 95 to Registration Statement No. 033-19338 of the AIM Investment Funds (Invesco Investment Funds) on Form N-1A of our reports relating to the financial statements and financial highlights of Van Kampen Series Funds, Inc. and Van Kampen Trust II noted in the table below, appearing in the Annual Report on Form N-CSR of each respective fund for the respective fiscal year end date as indicated in the table below. We also consent to references to us under the captions “Financial Highlights” in the Prospectuses of Invesco Van Kampen Emerging Markets Fund, Invesco Van Kampen Global Bond Fund, Invesco Van Kampen Global Equity Allocation Fund, Invesco Van Kampen Global Franchise Fund, and Invesco Van Kampen Global Tactical Asset Allocation Fund, which are part of such Registration Statement.

Fund	Fiscal Year End	Our Report Date
Van Kampen Emerging Markets Fund	6/30/2009	8/21/2009
Van Kampen Global Bond Fund	10/31/2009	12/21/2009
Van Kampen Global Equity Allocation Fund	6/30/2009	8/21/2009
Van Kampen Global Franchise Fund	6/30/2009	8/21/2009
Van Kampen Global Tactical Asset Allocation Fund	10/31/2009	12/21/2009
/s/ Deloitte & Touche LLP
Chicago, Illinois
May 25, 2010